COLUMBIA FINANCIAL OF KENTUCKY, INC.
                             2497 Dixie Highway
                        Ft. Mitchell, Kentucky 41017
                               (606) 331-2419

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Notice is hereby given that the 1999 Annual Meeting of Shareholders of Columbia Financial of Kentucky, Inc. ("CFKY"), will be held at the Holiday Inn, 2100 Dixie Highway, Ft. Mitchell, Kentucky, on January 28, 1999, at 11:00 a.m., Eastern Standard Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

      1.   To re-elect three directors of CFKY for terms expiring in 2001;

      2. To ratify the selection of VonLehman & Company Inc. as the auditors of CFKY for the current fiscal year; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only shareholders of CFKY of record at the close of business on December 2, 1998, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                       By Order of the Board of Directors

                                       Robert V. Lynch, President


Ft. Mitchell, Kentucky
December 11, 1998


                    COLUMBIA FINANCIAL OF KENTUCKY, INC.
                             2497 Dixie Highway
                        Ft. Mitchell, Kentucky  41017
                               (606) 331-2419

                               PROXY STATEMENT

                                   PROXIES

      The enclosed proxy (the "Proxy") is being solicited by the Board of Directors of Columbia Financial of Kentucky, Inc., an Ohio corporation ("CFKY"), for use at the Annual Meeting of Shareholders of CFKY to be held at the Holiday Inn, 2100 Dixie Highway, Ft. Mitchell, Kentucky, on January 28, 1999, at 11:00 a.m., Eastern Standard Time (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder by execution of a later dated proxy received by CFKY before the Proxy is exercised or by giving notice of revocation to CFKY in writing or in open meeting before the Proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

      Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

      FOR the re-election of Daniel T. Mistler, Fred A. Tobergte and Geraldine Zembrodt as directors of CFKY for terms expiring in 2001, and

      FOR the ratification of the selection of VonLehman & Company Inc. ("VonLehman") as the auditors of CFKY for the current fiscal year.

      Proxies may be solicited by the directors, officers and other employees of CFKY and Columbia Federal Savings Bank, the wholly owned subsidiary of CFKY ("Columbia Federal"), in person or by telephone, telecopy, telegraph or mail only for use at the Annual Meeting. The cost of soliciting Proxies will be borne by CFKY.

      Only shareholders of record as of the close of business on December 2, 1998 (the "Voting Record Date"), are entitled to vote at the Annual Meeting. Each such shareholder will be entitled to cast one vote for each share owned. CFKY's records disclose that, as of the Voting Record Date, there were 2,671,450 votes entitled to be cast at the Annual Meeting.

      This Proxy Statement is first being mailed to shareholders of CFKY on or about December 18, 1998.

                                VOTE REQUIRED

      A majority of the votes eligible to be cast at the Annual Meeting must be present in person or by proxy to establish a quorum. Abstentions will be counted as present for purposes of establishing a quorum.

      Under Ohio law and CFKY's Code of Regulations (the "Regulations"), the three nominees receiving the greatest number of votes will be elected as directors. Each shareholder will be entitled to cast one vote for each share owned. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified in the enclosed Proxy. If the enclosed Proxy is signed and dated by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the re-election of the three nominees.

      The affirmative vote of the holders of a majority of the shares of CFKY represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of VonLehman as the auditors of CFKY for the current fiscal year. Abstentions will have the same effect as a vote against the approval of such ratification. If a shareholder has signed and dated a proxy in the form of the enclosed Proxy, but has not voted on the ratification of the selection of VonLehman by checking the appropriate block on the proxy, such person's shares will be voted FOR the ratification of the selection of VonLehman.

                     VOTING SECURITIES AND OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the only persons known to CFKY to own beneficially more than five percent of the outstanding common shares of CFKY as of December 2, 1998:

                                              Amount and Nature of           Percent of
Name and Address                              Beneficial Ownership       Shares Outstanding
-------------------------------------------------------------------------------------------

First Bankers Trust Company, N.A., Trustee         213,716(1)                   8.0%
Columbia Financial of Kentucky, Inc.
Employee Stock Ownership Plan
1201 Broadway
Quincy, IL 62301

---------------------
<F1>  First Bankers Trust Company, N.A., holds such shares with sole voting and dispositive power as the Trustee of the Columbia Financial of
      Kentucky, Inc., Employee Stock Ownership Plan.


      The following table sets forth certain information with respect to the number of common shares of CFKY beneficially owned by each director and executive officer of CFKY and by all directors and executive officers of CFKY as a group at December 2, 1998:

                                         Amount and Nature of        Percent of
Name and Address (1)                     Beneficial Ownership    Shares Outstanding
--------------------                     --------------------    ------------------
                                          Sole         Shared
                                         --------------------

J. Robert Bluemlein                         500           250          0.03%
Kenneth R. Kelly                         15,000        15,000          1.12
John C. Layne                                 -           427          0.02
Robert V. Lynch                          15,000        15,000          1.12
Daniel T. Mistler                           120         2,548          0.10
Fred A. Tobergte, Sr.                    10,000             -          0.37
Geraldine Zembrodt                        4,878         4,780          0.36
All directors and executive officers
  as a group (10 persons)                68,985        46,243          4.31

--------------------
<F1>  Each of the persons listed on this table may be contacted at the address of CFKY.

                    PROPOSAL ONE - ELECTION OF DIRECTORS

      The Regulations provide for a Board of Directors consisting of seven persons divided into two classes. In accordance with Section 2.03 of the Regulations, nominees for election as directors may be proposed only by the directors or by any shareholder entitled to vote for the election of directors if such shareholder has submitted a written notice of a proposed nominee to the Secretary of CFKY by the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written notice of a proposed nominee shall set forth the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the numbers of shares of CFKY owned beneficially and/or of record by the nominee and the length of time such shares have been so owned.

      The Board of Directors proposes the re-election of the following persons to serve until the Annual Meeting of Shareholders in 2001 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death:

                                                         Director of Columbia    Director of
Name                     Age       Positions(s) Held        Federal Since        CFKY Since
--------------------------------------------------------------------------------------------

Daniel T. Mistler        56        Director                      1997               1997
Fred A. Tobergte, Sr.    80        Director                      1981               1997
Geraldine Zembrodt       54        Director                      1993               1997

      If any nominee is unable to stand for election, any proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

      Mr. Mistler is an attorney who joined Deters, Benzinger & LaVelle, PSC, a law firm located in Covington, Kentucky in 1984 and now serves on its Board of Directors and manages its residential real estate department.

      Mr. Tobergte served the Kentucky Department of Transportation for twenty years, where he held various positions, including that of Enforcement Officer, prior to his retirement in 1981.

      Ms. Zembrodt has co-owned and operated The Village Gallerie, an art and framing gallery located in Ft. Wright, Kentucky, since May 1995. Ms. Zembrodt previously co-owned and operated The Sample Shop, a gift shop then located in Ft. Wright, Kentucky, from 1982 to May 1994.

      The following directors will continue to serve after the Annual Meeting for the terms indicated.

                                                 Director of Columbia     Director of
Name                  Age    Position(s) Held        Federal Since        CFKY Since    Term Expires
----------------------------------------------------------------------------------------------------

J. Robert Bluemlein    80    Director                   1970                 1997           2000
Kenneth R. Kelly       77    Director,                  1965                 1997           2000
                             Chairman of the
                             Board
John C. Layne          49    Director                   1995                 1997           2000
Robert V. Lynch        53    Director,                  1978                 1997           2000
                             President, CEO

      Mr. Bluemlein retired in 1983 after serving as Vice President of Columbia Federal from 1970 to 1983. Prior to becoming Vice President and Director of Columbia Federal, Mr. Bluemlein was Executive Vice President of Star Federal.

      Mr. Kelly has been Chairman of the Board of Columbia Federal since 1983. He has served as President and co-owner of Kelly Brothers Lumber Co., a lumber and building supply store in Covington, Kentucky, since its founding in 1947.

      Mr. Layne has been a partner in Rafalske & Layne, LLP, Certified Public Accountants, which has its offices in Cincinnati, Ohio, since 1982.

      Mr. Lynch has been employed by Columbia Federal since 1971, served as Treasurer from 1974 to 1977, has served as President and Chief Executive Officer since 1977 and has been a director since 1978.

Meetings of Directors

      CFKY was incorporated in October 1997. The Board of Directors of CFKY met seven times for regularly scheduled and special meetings during the fiscal year ended September 30, 1998. No director attended fewer than 75% of the aggregate of such meetings and all meetings of the committees of which such director was a member.

      Each director of CFKY is also a director of Columbia Federal. The Board of Directors of Columbia Federal met 13 times during the fiscal year ended September 30, 1998. No director attended fewer than 75% of the aggregate of such meetings and all meetings of the committees of which such director was a member.

Committees of Directors

      The Board of Directors of CFKY has an Audit Committee. The Audit Committee recommends audit firms to the full Board of Directors and reviews and approves the annual independent audit report. The members of the Audit Committee are Messrs. Bluemlein, Kelly and Tobergte. As CFKY did not commence business until the middle of fiscal year 1998, the Audit Committee did not meet during fiscal year 1998, although the Audit Committee of Columbia Federal did meet.

      The Board of Directors of CFKY does not have a nominating committee or a compensation committee.

      The full Board of Directors of Columbia Federal periodically serves as a compensation committee to determine compensation for executive officers. The Board of Directors of Columbia Federal met once in such a capacity in fiscal year 1998.

Executive Officers

      In addition to Mr. Lynch, the President and CEO of CFKY and Columbia Federal, the following persons are executive officers of CFKY and hold the designated positions:

Name                 Age   Position(s) Held
-------------------------------------------

Abijah Adams         53    Treasurer of CFKY and controller of
                           Columbia Federal
Carol S. Margrave    43    Secretary of CFKY and Treasurer and
                           Secretary of Columbia Federal
Edward J. Schwartz   49    Vice President of CFKY and Columbia Federal

      Mr. Adams joined Columbia Federal as Accountant in 1978 and became Controller in 1987.

      Ms. Margrave has been employed by Columbia Federal since 1979, serving as Branch Manager from 1983 to 1992 and Assistant Secretary from 1992 to 1993, when she became Secretary and Treasurer.

      Mr. Schwartz has been employed by Columbia Federal since 1972, serving as Assistant Vice President until 1994, when he became Vice President. Mr. Schwartz is responsible for IRAs and mortgage servicing.

              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Compensation

      Each director of Columbia Federal, except for the Chairman of the Board, receives a retainer fee of $1,066 per month for service as a director of Columbia Federal. The Chairman of the Board of Directors receives a monthly fee of $1,311. No fees are paid for service as a director of CFKY.

Executive Officers' Compensation

      The following table presents certain information regarding the cash compensation received by Robert V. Lynch, the President and Chief Executive Officer of CFKY and Columbia Federal. No other executive officer of Columbia Federal or CFKY received salary and bonus compensation exceeding $100,000 during fiscal year 1998.

                         Summary Compensation Table

                                             Annual Compensation
Name and Principal    Fiscal Year Ended   -------------------------    All Other
     Position           September 30      Salary ($)(1)   Bonus ($)   Compensation
----------------------------------------------------------------------------------

Robert V. Lynch             1998          $136,222(2)     $2,307        $3,691(5)
President and Chief         1997           133,800(3)      7,075         3,799(5)
Executive Officer           1996           117,442(4)      2,075         3,168(5)

---------------------
<F1>  Does not include amounts attributable to other miscellaneous benefits received by executive officers.  The cost to Columbia Federal of providing such benefits to Mr. Lynch was less than 10% of his cash compensation.

<F2>  Includes a salary of $123,430 and directors' fees of $12,792.

<F3>  Includes a salary of $121,650 and directors' fees of $12,150.

<F4>  Includes a salary of $105,842 and directors' fees of $11,600.

<F5>  Consists of Columbia Federal's contribution to Mr. Lynch's 401(k)
      defined contribution plan account.

Employment Agreement

      Columbia Federal has entered into an employment agreement with Robert V. Lynch effective April 15, 1998 (the "Employment Agreement"). CFKY and Columbia Federal currently have no employment agreements with any other officers. The Employment Agreement provides for a term of three years and a salary and performance review by the Board of Directors not less often than annually, as well as inclusion of the employee in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible. The Employment Agreement also provides for vacation and sick leave.

      The Employment Agreement is terminable by Columbia Federal at any time. In the event of termination by Columbia Federal for "just cause," as defined in the Employment Agreement, Mr. Lynch will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination by Columbia Federal other than for just cause, at the end of the term of the Employment Agreement or in connection with a "change of control," as defined in the Employment Agreement, Mr. Lynch will be entitled to a continuation of salary payments for a period of time equal to the term of the Employment Agreement and a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the end of the term of the Employment Agreement or the date the employee becomes employed full-time by another employer.

      The Employment Agreement also contains provisions with respect to the occurrence of a "change of control" within six months after or within one year before (1) the termination of employment of Mr. Lynch for any reason other than just cause, retirement or termination at the end of the term of the agreement, (2) a change in the capacity or circumstances in which he is employed or (3) a material reduction in his responsibilities, authority, compensation or other benefits provided under the Employment Agreement without his written consent. In the event of any such occurrence, Mr. Lynch will be entitled to payment of an amount equal to three times the greater of his annual salary set forth in the Employment Agreement or the annual salary payable to Mr. Lynch as a result of any annual salary review. In addition, Mr. Lynch would be entitled to continued coverage under all benefit plans until the earliest of the end of the term of the Employment Agreement or the date on which he is included in another employer's benefit plans as a full-time employee. The maximum he may receive, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Code or exceed limitations imposed by the OTS. "Control," as defined in the Employment Agreement, generally refers to the acquisition by any person or entity of the ownership or power to vote 25% or more of the voting stock of Columbia Federal or CFKY, the control of the election of a majority of Columbia Federal's or CFKY's directors or the exercise of a controlling influence over the management or policies of Columbia Federal or CFKY.

Certain Transactions With Columbia Federal

      Columbia Federal makes loans to directors who are not full-time employees of Columbia Federal in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable loans to other persons. On February 13, 1997, Columbia Federal adopted a policy whereby Columbia Federal will make first mortgage loans to its full-time employees, including directors and officers who are full-time employees, without closing costs and at an interest rate that is one percent less than the interest rate charged for comparable loans to other persons, subject to the following conditions: (i) the employee must sign an agreement that the interest rate will be increased by one percent should the employee's employment with Columbia Federal terminate for any reason; (ii) the employee must reimburse Columbia Federal for any related out-of-pocket expenses that are paid to a third party; (iii) the loan must be for the employee's personal single-family residence; (iv) the loan must satisfy all of Columbia Federal's normal underwriting criteria; (v) each employee may only have one outstanding loan on favorable terms at any one time; and (vi) Columbia Federal's Board of Directors must approve the loan.

      The following table sets forth certain information regarding loans made on terms more favorable than those offered to the public to executive officers and directors of CFKY whose indebtedness to Columbia Federal exceeded $60,000 at any time since October 1, 1996:

                                                                              Largest balance    Balance at
                                                   Loan                       during 2 years    September 30,
Name                 Position                origination date   Collateral    ended 9/30/98         1998
-------------------------------------------------------------------------------------------------------------

Carol S. Margrave    Secretary, Treasurer         5/9/97        Personal       $92,000             $90,109
                                                                Residence
Edward J. Schwartz   Vice President               9/24/98       Personal        99,900              99,900
                                                                Residence

      None of the outstanding loans to directors and executive officers involve more than the normal risk of collectibility or present other unfavorable features, and all are current in their payments.

                    PROPOSAL TWO - SELECTION OF AUDITORS

      The Board of Directors of CFKY has selected VonLehman to act as CFKY's independent auditor for the current fiscal year and recommends that the shareholders ratify the selection. The firm has audited the books of CFKY or Columbia Federal since 1992. Management expects that a representative of VonLehman will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

      The Board of Directors of CFKY recommends that the shareholders of CFKY ratify the selection of the auditors for the current fiscal year.
Accordingly, the shareholders of CFKY will be asked to approve the following resolution at the Annual Meeting:

      RESOLVED, that the selection of VonLehman & Company Inc. as the auditors of CFKY for the current fiscal year be, and it hereby is, ratified.

                 PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

      Any proposals of shareholders intended to be included in the proxy statement for the 2000 Annual Meeting of Shareholders of CFKY should be sent to CFKY by certified mail and must be received by CFKY by August 20, 1999. In addition, if a shareholder intends to present a proposal at the 2000 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by November 3, 1999, then the proxies designated by the Board of Directors of CFKY for the 2000 Annual Meeting of shareholders of CFKY may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

      Management knows of no other business that may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters that may be brought before the Annual Meeting.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                       By Order of the Board of Directors


                                       Robert V. Lynch, President
Ft. Mitchell, Kentucky
December 11, 1998

                               REVOCABLE PROXY

                    COLUMBIA FINANCIAL OF KENTUCKY, INC.

                  THIS PROXY IS SOLICITED ON BEHALF OF THE
         BOARD OF DIRECTORS OF COLUMBIA FINANCIAL OF KENTUCKY, INC.

      The undersigned shareholder of Columbia Financial of Kentucky, Inc. ("CFKY"), hereby constitutes and appoints Robert V. Lynch and John C. Layne, or either of them, as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of CFKY to be held at the Holiday Inn, 2100 Dixie Highway, Ft. Mitchell, Kentucky, on January 28, 1999, at 11:00 a.m., Eastern Time (the "Annual Meeting"), all of the shares of CFKY which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy
Statement:

1.    The election of three directors for terms expiring in 2001:

      [ ]   FOR all nominees            [ ]   WITHHOLD authority to
            listed below                      vote for all nominees
            (except as marked to the          listed below:
            contrary below):

                         Daniel T. Mistler
                         Fred A. Tobergte
                         Geraldine Zembrodt

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

______________________________________________________________________________

2. The ratification of the selection of VonLehman & Company Inc., certified public accountants, as the auditors of CFKY for the current fiscal year.

      [ ]   FOR          [ ]   AGAINST           [ ]   ABSTAIN

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors recommends a vote "FOR" the nominees and the proposals listed above.

      Important:  Please sign and date this proxy on the reverse side.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1 and 2.

      All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Annual Meeting and of the accompanying Proxy Statement is hereby acknowledged.

      Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

____________________________           ______________________________
Signature                              Signature


____________________________           ______________________________
Print or Type Name                     Print or Type Name


Dated: _____________________           Dated: _______________________


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.